SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	AS OF MARCH 31, 2008	AS OF DECEMBER 31, 2007
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$113,366	$393,147
Restricted cash	439,780	537,098
Accounts receivable, net	6,131,972	4,762,822
Retentions receivable	655,768	191,319
Tax receivable	184,457	-
Inventories	7,637,853	7,928,408
Advances to suppliers	1,074,922	158,750
Other receivables	1,037,689	766,231
Due from related party	101,167	118,560
Total current assets	17,376,974	14,856,335
NON-CURRENT ASSETS
Property and equipment, net	2,101,587	2,040,809
Accounts receivable, net	-	949,998
Retentions receivable	-	169,309
Intangible assets, net	562,651	534,208
Total noncurrent assets	562,651	1,653,515

TOTAL ASSETS	$20,041,212	$18,550,659
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,985,705	$3,128,585
Unearned revenue	3,641,544	3,125,406
Tax payable	-	503,010
Other payables	740,300	807,700
Due to related party	415,034	445,990
Loan payable	4,625,160	4,619,856
Total current liabilities	13,407,743	12,630,547
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	-	-
STOCKHOLDERS' EQUITY
Paid in capital	3,120,632	3,120,632
Statutory reserve	554,146	506,532
Accumulated other comprehensive income	715,953	473,859
Retained earnings	2,242,738	1,819,089
Total stockholders' equity	6,633,469	5,920,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,041,212	$18,550,659

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	FOR THE THREE MONTHS ENDED MARCH 31,
	2008	2007
Net sales	$3,079,051	$1,298,869
Cost of goods sold	2,112,956	842,421
Gross profit	966,095	456,448
Operating expenses
Selling expenses	197,421	217,211
General and administrative expenses	284,145	157,445
Total operating expenses	481,566	374,656
Income from operations	484,529	81,792
Non-operating income
Interest income	147,138	69,025
Interest expense	(66,628)	(30,112)
Other income	2,174	1,077
Subsidy income	9,007	51,558
Total non-operating income	91,691	91,548
Income before income tax	576,220	173,340
Income tax expense	104,957	13,308
Income after income tax	471,263	160,032
Minority interest	-	1,837

Net income	471,263	161,869
Other comprehensive item Foreign currency translation	242,094	37,412
Comprehensive Income	$713,357	$199,281

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS ENDED MARCH 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$471,263	$161,869
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	48,875	19,688
Unearned interest on accounts receivable	(143,793)	(29,622)
Minority interest	-	(1,837)
(Increase) decrease in current assets:
Accounts receivable	(47,140)	181,021
Retentions receivable	(275,347)	293,915
Advances to suppliers	(907,320)	(31,915)
Other receivables	(220,372)	(127,056)
Inventory	589,796	(47,831)
Note receivable	-	(38,707)
Restricted cash	116,033	(141,238)
Increase (decrease) in current liabilities:
Accounts payable	719,555	29,383
Unearned revenue	385,532	78,876
Tax payable	(693,038)	(201,760)
Other payables	(97,128)	84,338
Net cash (used in) provided by operating activities	(53,084)	229,124
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(37,761)	(3,157)
Construction in progress	-	(125,910)
Net cash used in investing activities	(37,761)	(129,067)
CASH FLOWS FROM FINANCING ACTIVITIES:
Due from / (to) shareholder	(25,890)	14,010
Short term loan	(172,563)	592,921
Net cash (used in) provided by financing activities	(198,453)	606,931
EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	9,517	5,321
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(289,298)	706,988
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	393,147	202,295
CASH & CASH EQUIVALENTS, END OF PERIOD	$113,366	$914,604
Supplemental Cash flow data:
Income tax paid	$104,957	$27,424
Interest paid	$40,498	$3,910

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd. (the “Company” or “Taiyu”) was incorporated in the Liaoning Province, People’s Republic of China (“PRC”) in July, 2002. Taiyu is engaged in manufacturing and sale of plate heat exchangers and various packages, thermo meter testing devices and heat usage calculators. The Company is an authorized OEM of the SONDEX brand; SONDEX is the second largest plate heat exchanger manufacturer in the world.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd (Yushi). Yushi is engaged in manufacturing and selling of heat power equipment. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of March 31, 2008 and December 31, 2007, the Company maintained restricted cash of $439,780 and $537,098 in several bank accounts, which was pledged for the guarantee of certain contacts execution and completion.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had allowances of $343,496 and $330,518 at March 31, 2008 and December 31, 2007, respectively.

At March 31, 2008 and December 31, 2007, the Company had retentions receivable from customers for product quality assurance in the amount of $655,768 and $360,628, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from 3 months to two years.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivable is net of unearned interest of $7,513 and $148,421 at March 31, 2008 and December 31, 2007, respectively. Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company's borrowing rate which was 7.04 % in 2007 and 2008.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of March 31, 2008 and December 31, 2007, there were no significant impairments of its long-lived assets.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company does not have any significant deferred tax asset or liability that relates to tax jurisdictions not covered by the tax holiday.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances was $ 0 for both the three months ended March 31, 2008 and 2007. The Company does not provide unconditional right of return, price protection or any other concessions to its customers. The Company provides free after-sale service for a period of one year.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, direct labor, and manufacturing overhead which are directly attributable to the production of products.  Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data are not presented.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB has been translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment. All of the Company's assets are located in the PRC.

New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS 141R). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•	Acquisition costs will be generally expensed as incurred;
•	Noncontrolling interests (formerly known as “minority interests” - see SFAS 160 discussion below) will be valued at fair value at the acquisition date;
•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;
•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and
•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Like SFAS 141R discussed above, earlier adoption is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS 160 on our consolidated financial position, results of operations and cash flows.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

FASB 161 - Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued FASB Statement No. 161, which amends and expands the disclosure requirements of FASB Statement No. 133 with the intent to provide users of financial statements with an enhanced understanding of; how and why an entity uses derivative instruments, how the derivative instruments and the related hedged items are accounted for and how the related hedged items affect an entity’s financial position, performance and cash flows. This Statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

 3. INVENTORIES

Inventories at March 31, 2008 and December 31, 2007 were as follows:

	March 31, 2008	December 31, 2007
Raw materials	$4,277,258	$3,865,575
Work in process	369,176	48,627
Finished Goods	3,064,716	4,014,206
Subtotal	7,711,150	7,928,408
Less: Allowance for inventory impairment	(73,297)	-
	$7,637,853	$7,928,408

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Building	$1,688,442	$1,624,651
Production equipment	309,952	298,242
Office equipment	181,890	156,368
Vehicles	140,014	134,724
	2,320,298	2,213,985
Less: Accumulated depreciation	(218,711)	(173,176)
	$2,101,587	$2,040,809

Depreciation expense for the three months ended March 31, 2008 and 2007 were $37,959 and $14,269, respectively.

5. MINORITY INTEREST

Minority interest represented 45% interest in Yushi. At March 31, 2008 and December 31, 2007, minority interest was zero as the minority’s share of cumulative losses exceeded its equity interest in Yushi. Minority’s share of loss for the three months ended March 31, 2008 and 2007 were limited to $0 and $1,837, respectively.

6. OTHER RECEIVABLES

Other receivables consisted of cash advances to vendors, prepayment and deposits for freight insurance expense and bid, and cash advance to its employees for normal business purposes such as travelling expense.

7. RELATED PARTY TRANSACTIONS

Due from Related Party

Due from related party consisted of purchase deposits and short term advance to one of the Company’s shareholders of $101,167 and $118,560 at March 31, 2008 and December 31, 2007, respectively.

Due to Related Party

Due to related party represented advance from the same shareholder with variable interest rate tying with the bank interest rate, 8.591% per annum for the three months ended March 31, 2008 and 6.903% per annum for 2007, principal and interest payable upon request. At March 31, 2008 and December 31, 2007, due to this shareholder was $415,034 and $445,990, respectively. For the three months ended March 31, 2008 and 2007, the Company recorded interest expense to this shareholder of $2,909 and $14,010 respectively.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

8. INTANGIBLE ASSETS

Intangible assets mainly consisted of Land Use Right and working software. All land in the PRC is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company acquired land use rights during 2005 for $439,850 (RMB 3,549,682). The Company has the right to use the land for 50 years and is amortizing the Right on a straight-line basis for 50 years. Intangible assets consisted of following at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Land use right	$505,725	$486,618
Software	111,569	140,476
	617,294	627,094
Less: accumulated amortization	(54,643)	(92,886)
	$562,651	$534,208

Amortization expense for the three months ended March 31, 2008 and December 31, 2007 was $10,135 and $5,419, respectively. Amortization expense for the next five years is expected to be as follows: $41,000, $41,000, $41,000, $11,000 and $11,000.

9. MAJOR CUSTOMERS AND VENDORS

Three and one major customers accounted for 59% and 58% of the Company’s net revenue for the three months ended March 31, 2008 and 2007, respectively. For the three months ended March 31, 2008, each customer accounted for about 25%, 21%, and 14% of the sales. At March 31, 2008, the total receivable balance due from these three customers was $1,717,774.

One and two major vendors provided 9% and 47% of the Company’s purchases of raw materials for the three months ended March 31, 2008 and 2007, respectively. At March 31, 2008, total payable to this major vendor was $291,797.

10. TAX PAYABLE (RECEIVABLE)

Tax payable (receivable) consisted of the following at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Income tax payable	$185,029	$74,981
Value added tax payable (receivable)	(359,224)	421,009
Other taxes payable (receivable)	(10,262)	7,020
	$(184,457)	$503,010

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

11. OTHER PAYABLES

Other payables mainly consisted of short term, non interest bearing advances from third parties and payables for the Company’s miscellaneous expenses.

12. LOAN PAYABLE - SHORT TERM

The Company is obligated for the following short term loans payable as of March 31, 2008 and December 31, 2007:

	Balance at March 31, 2008	Balance at December 31, 2007
Short term loan with a commercial bank in the PRC for 6, 000,000 RMB, or $822,526. This loan was entered into on Apr 28, 2007 and is due on Apr 12, 2008. This loan bears interest at 7.029% per annum. This loan was renewed on Apr 12, 2008.	$854,823	$822,526

Short term loan with a foreign commercial bank with branch in the PRC for 10,200,000 RMB, or $1,398,295. This loan was entered into on Jun 25, 2007 and is due on Jun 24, 2008. This loan bears interest at 5.265% per annum. This loan was repaid in June, 2008.	1,353,469	1,302,333

The Company entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB or $1,412,003. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	1,205,870	1,412,003

The Company entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008. These loans bear variable interest at 8.591% per annum for 2008 and 6.903% per annum for 2007.	406,041	390,701

The Company entered into a short term loan with another third party company in the PRC for 5,050,000 RMB or $625,759. This loan was entered into on Aug 31, 2005 and was due on Aug 31, 2006. This loan bears no interest. Imputed interest on the loan was immaterial. This loan became payable on demand after Aug 31, 2006.	719,476	692,293

The Company entered into a short term loan during the three months ended Mar 31, 2008 with another third party company in the PRC for total of 800,000 RMB, or $114,000. This loan is payable on demand with interest rate of 8.591% per annum.	85,481	—

	$4,625,160	$4,619,856

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

13. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common Welfare Fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund. The Company did not make any contribution to this fund for the year ended December 31, 2007.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

14. SHAREHOLDERS’ EQUITY

The Company was formed in July 2002 with paid in capital of $1,824,905 (RMB 15,000,000).

On September 13, 2006, the shareholders injected $375,377 (RMB 3,000,000) cash to the Company as paid in capital. Thus, the Company’s paid in capital was increased to $2,200,282 (RMB 18,000,000) as of December 31, 2006.

On May 25, 2007, the shareholders approved an increased in the Company’s paid in capital by a $920,350 (RMB 7,000,000) transfer from retained earnings.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007

15. COMMITMENTS

The Company leased several offices for its sales representative in different cities under various one-year, non-cancelable, and renewable operating lease agreements.

Future minimum rental payments required under these operating lease are as follows:

Year Ending March 31,	Amount

2009	$28,000

Total	$28,000

Total rental expense for the three months ended March 31, 2008 and 2007 was approximately $6,900 and $1,110, respectively.

16. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

17. SUBSEQUENT EVENTS

On April 14, 2008, the Company entered into a Share Exchange Agreement with SmartHeat, Inc. (SmartHeat), formerly known as Pacific Goldrim Resources, Inc.  Pursuant to the Share Exchange Agreement, at closing, the Company’s shareholders received an aggregate of 18,500,000 shares of SmartHeat's common stock in exchange for all of the Company’s equitable and legal rights, title and interests in and to the Company's share capital in the amount of Yuan 25,000,000. As a result of the Share Exchange, the Company became a wholly-owned subsidiary of SmartHeat and the Company’s shareholders now hold approximately 82.04% of the Parent company's outstanding common stock.